                                                                     Exhibit 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                          CMHC ACQUISITION CORPORATION


            1. Name. The name of the Corporation is CMHC Acquisition
Corporation.

            2. Registered Office and Agent. The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

            3. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

            4. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares, all of which are of one class and are designated as Common Stock and each of which has a par value of one cent ($.01).

            5. Incorporator. The name and mailing address of the incorporator are Robin L. Foelster, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103-2793.

            6. Bylaws. The board of directors of the Corporation is authorized to adopt, amend or repeal the bylaws of the Corporation, except as otherwise specifically provided therein.

            7. Elections of Directors. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

            8. Right to Amend. The Corporation reserves the right to amend any provision contained in this Certificate as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

            9. Limitation on Liability. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 9 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Dated: November 8, 1996


                                     /s/ Robin L. Foelster
                                     -------------------------------
                                         Robin L. Foelster

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          CMHC ACQUISITION CORPORATION

                      -------------------------------------


            CMHC Acquisition Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

      FIRST: That by written consent of the board of directors dated November 22, 1996, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the sole stockholder of the Company. The resolution setting forth the amendment is as follows:

            RESOLVED, that it is hereby proposed that Article 1 of the Certificate of Incorporation of the Company be amended so that the same as amended would read as follows:

                  10. Name. The name of the Corporation is CLARK Material Handling Company.

      SECOND: That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the sole stockholder of the Company by written consent dated November 22, 1996.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by Michael J. Grossman, its Secretary, this 22nd day of November, 1996.


                                    CMHC ACQUISITION CORPORATION



                                    By: /s/ Michael J. Grossman
                                        ----------------------------
                                        Michael J. Grossman
                                        Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         CLARK MATERIAL HANDLING COMPANY


            CLARK Material Handling Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

      FIRST: That by written consent of the board of directors dated July 13, 1998, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:

            RESOLVED, that it is hereby proposed that Article 4 of the Certificate of Incorporation of the Company be amended so that the same as amended would read as follows:

                        4. Authorized Capital. The aggregate number of shares of
                  stock which the Company shall have authority to issue is 41,000 shares, divided into two (2) classes consisting of 40,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), and 1,000 shares of Common Stock, par value $.01 per share ("Common Stock").

                        The following is a statement of the designations,
                  preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class.

                        A.    PREFERRED STOCK

                              1. Issue in Series. Preferred Stock may be issued from time to time in one or more series, each such series to have the terms stated herein and in the resolution of the Board of Directors of the Company providing for its issue. All shares of any one series of Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally except insofar as provided by law or herein.

                              2. Creation of Series. The Board of Directors will have authority by resolution to cause to be created one or more series of Preferred Stock, and to determine and fix with respect to each series prior to the issuance of any shares of the series to which such resolution relates:

                                    (a) the distinctive designation of the
                                    series and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

                                    (b) the dividend rate and the times of
                                    payment of dividends on the shares of the series, whether dividends will be cumulative, and if so, from what date or dates;

                                    (c) the price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Company;

                                    (d) whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

                                    (e) whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Company or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                                    (f) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company;

                                    (g) whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

                                    (h) whether the series will have voting
                                    rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

                                    (i) any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

                              3. Dividends. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

                              4. Preference on Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Company are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Company into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph except to the extent specifically provided for herein.

                              5. Redemption. The Company, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

                              6. Voting Rights. Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of stockholders.

                        B.    COMMON STOCK

                              Except as otherwise provided herein, all shares of
                        Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

                              1. Dividends. Holders of Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors.

                              2. Distribution of Assets. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Common Stock will be entitled to receive all of the remaining assets of the Company available for distribution to its stockholders after all amounts to which the holders of Preferred Stock are entitled have been paid or set aside in cash for payment.

                              3. Voting Rights. The holders of Common Stock shall have the general right to vote for all purposes, including the election of directors, as provided by law. Each holder of Common Stock shall be entitled to one vote for each share thereof held.

      SECOND: That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the sole stockholder of the Company by written consent dated July 13, 1998.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by Martin M. Dorio, its President, this 15th day of July, 1998.


                                    CLARK Material Handling Company



                                    By: /s/ Martin M. Dorio
                                        ----------------------------
                                        Martin M. Dorio
                                        President

                         CLARK MATERIAL HANDLING COMPANY

CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF

                     13% SENIOR EXCHANGEABLE PREFERRED STOCK

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


                  CLARK Material Handling Company (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by its Certificate of Incorporation (the "Certificate of Incorporation"), and the provisions of
Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, pursuant to a written consent dated July 13, 1998, duly approved and adopted the following resolution (the "Resolution"):

                  RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issue of 13% Senior Exchangeable Preferred Stock, par value $.01 per share, with a liquidation preference of $1,000.00 per share, consisting of 40,000 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

                  (a) Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a class of preferred stock consisting of two series of preferred stock, one designated as the "13% Series A Senior Exchangeable Preferred Stock" (the "Series A Stock") and the other designated as the "13% Series B Senior Exchangeable Preferred Stock" (the "Series B Stock" and, together with the series A Stock, the "Senior Preferred Stock"). The number of shares constituting such class shall not exceed 40,000 in the aggregate, consisting of (i) an initial issuance of 20,000 shares of Series A Stock plus any shares of Series A Stock that may be issued in lieu of cash dividends thereon if the Company elects to pay dividends in additional shares and (ii) shares of Series B Stock available for issuance in exchange for shares of Series A Stock upon consummation of the Exchange Offer and for payment of dividends thereon in lieu of cash dividends. The liquidation preference of the Senior Preferred Stock shall be $1,000.00 per share. Certain defined terms used herein have the meaning given thereto in paragraph (n).

                  (b) Rank. The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company, rank:

                           (i) senior to each class or series of capital stock (including common stock) of the Company other than Parity Securities and Senior Securities, (collectively, "Junior Securities");

                           (ii) pari passu with each class or series of capital stock issued by the Company after the Issue Date, the authorization of which has been approved by the Holders in accordance with paragraph
         (f)(ii)(A) and the terms of which expressly provide that such class or series shall rank on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively, "Parity Securities"); and

                           (iii) junior to each class or series of capital stock issued by the Company the authorization of which has been approved by the Holders in accordance with paragraph (f)(ii)(A) and the terms of which expressly provide that such class or series ranks senior to the Senior Preferred Stock as to dividend distributions or distributions upon the liquidation, winding-up or dissolution of the Company (collectively, "Senior Securities").

                  (c) Dividends.

                           (i) Holders of the outstanding shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Senior Preferred Stock, at a rate per annum equal to 13% of the liquidation preference per share of the Senior Preferred Stock, computed on the basis of a 360-day year of twelve 30-day months. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Issue Date and shall be payable on each Dividend Payment Date, commencing on January 15, 1999, provided that if any dividend payable on any Dividend Payment Date on or before July 15, 2003 is not declared and paid in full in cash on such

         Dividend Payment Date, the amount payable as dividends on such Dividend Payment Date that is not paid in cash on such Dividend Payment Date shall be paid by the Company in additional fully paid and non-assessable shares (including fractional shares, if applicable) of Senior Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends (rounded to the nearest whole cent). After July 15, 2003, dividends shall be paid only in cash. Each distribution in the form of a dividend (whether in cash or in additional shares of Senior Preferred Stock) shall be payable to Holders of record as they appear on the stock books of the Company on such record dates, not less than 10 nor more than 60 days preceding the related Dividend Payment Date, as shall be fixed by the Board of Directors.

                           (ii) Dividends shall cease to accumulate in respect of shares of Senior Preferred Stock on the Exchange Date or on the date of their earlier redemption unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange Notes in respect of the Senior Preferred Stock on the Exchange Date or shall have failed to pay the relevant redemption price on the date fixed for redemption.

                           (iii) If any dividend (or portion thereof) payable on any Dividend Payment Date is not declared or paid in full on such Dividend Payment Date, the amount of such dividend that is payable and that is not paid on such date shall increase at the rate of 13% per annum, compounded quarterly, from such Dividend Payment Date until declared and paid in full. Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph (e) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not less than 10 nor more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.


                           (iv) All dividends paid with respect to shares of Senior Preferred Stock shall be paid pro rata to the Holders entitled thereto. No full dividends shall be declared by the Board of Directors or paid or funds set apart for the payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been (or contemporaneously are) declared and paid in full, or declared and (in the case of dividends payable in cash) a sum in cash set apart sufficient for such payment, on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity

         Securities. If any dividends are not paid in full upon the shares of Senior Preferred Stock and any other Parity Securities, all dividends declared upon shares of Senior Preferred Stock and any Parity Securities shall be declared pro rata so that the amount of dividends declared per share of Senior Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share of Senior Preferred Stock and such Parity Securities bear to each other.

                           (v) The Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options unless the dividends determined in accordance herewith on the Senior Preferred Stock have been paid in full.

                           (vi) Holders of shares of Senior Preferred Stock shall be entitled to receive the dividends provided for in paragraph
         (c)(i) hereof in preference to and in priority over dividends upon Junior Securities. The Company shall not declare, pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than dividends on Junior Securities paid solely in additional shares of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith have been paid in full on the Senior Preferred Stock.

                  (d)      Liquidation Preference

                           (i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, Holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the

         Company available for distribution to its stockholders, $1,000.00 per share of Senior Preferred Stock, plus an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any payment shall be made or any assets distributed to the holders of any Junior Securities. If the assets of the Company are not sufficient to pay in full the liquidation preference payable to the Holders of the outstanding shares of Senior Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends to which each would be entitled if the Holders of outstanding shares of Senior Preferred Stock and the holders of outstanding shares of all Parity Securities were paid in full.

                           (ii) After payment of the full amount of the liquidation preferences and all accumulated and unpaid dividends to which they are entitled, the holders of shares of Senior Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company.

                           (iii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Company (unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding-up of the business of the Company).

                  (e)      Redemption.

                           (i) Optional Redemption. The Company may (subject to contractual and other restrictions with respect thereto), redeem at any time on or after July 15, 2003, from any source of funds legally available therefor, in whole or in part, in the manner provided below, any or all of the shares of Senior Preferred Stock, at the redemption prices (expressed as a percentage of the liquidation preference thereof) set forth below plus an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date), if redeemed during the 12-month period beginning on July 15 of each of the years indicated below:

                  Year                                 Percentage

                  2003................................ 106.500%
                  2004................................  104.333
                  2005................................  102.167
                  2006 and thereafter.................  100.000

         provided that no optional redemption shall be authorized or made (i) unless prior thereto full unpaid cumulative dividends on the outstanding shares of Senior Preferred Stock for all Dividend Periods terminating on or prior to the Redemption Date and for an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date shall have been declared and paid in cash or declared and a sum set apart sufficient for such cash payment on the Redemption Date, or (ii) at less than 101% of the liquidation preference of the Senior Preferred Stock at any time when the Company is making or required to make an Offer (as defined below). In the event of a redemption of only a portion of the then outstanding shares of Senior Preferred Stock, the Company shall effect such redemption pro rata according to the number of shares of Senior Preferred Stock held by each Holder or by lot, as may be determined by the Company in its sole discretion.

                           (ii) Redemption Following a Public Equity Offering.
In addition, at any time prior to July 15, 2003, the Company may redeem, in the manner provided below, the then outstanding shares of Senior Preferred Stock in whole, but not in part, at a redemption price equal to 115% of the liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date), with the net cash proceeds of a Public Equity Offering, provided that (i) such redemption occurs within 60 days after consummation of such Public Equity Offering; and (ii) no optional redemption pursuant to this paragraph shall be authorized or made unless prior thereto full unpaid cumulative dividends on the outstanding shares of Senior Preferred Stock for all Dividend Periods terminating on or prior to the Redemption Date and for an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the

Redemption Date shall have been declared and paid in cash or declared and a sum set apart sufficient for such cash payment on the Redemption Date.

                           (iii) Procedures for Redemption. At least 30 days and not more than 60 days prior to the date fixed for any redemption of the Senior Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Senior Preferred Stock at such Holder's address as the same appears on the stock register of the Company, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Senior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

                  (1)      whether the redemption is pursuant to paragraph
                           (e)(i) or (e)(ii) hereof;

                  (2) the redemption price determined in accordance with this paragraph (e) (the "Redemption Price");

                  (3) whether all or less than all the outstanding shares of Senior Preferred Stock are to be redeemed and the total number of shares of Senior Preferred Stock being redeemed;

                  (4) the number of shares of Senior Preferred Stock held, as of the appropriate record date, by the Holder that the Company intends to redeem;

                  (5)      the date fixed for redemption;

                  (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Senior Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, the certificate or certificates representing the shares of Senior Preferred Stock to be redeemed; and

                  (7) that dividends on the shares of Senior Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the
         Redemption Price.

                           Each Holder of Senior Preferred Stock shall surrender the certificate or certificates representing such shares of Senior Preferred Stock to the Company, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Redemption Price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. Unless the Company defaults in the payment in full of the applicable Redemption Price, dividends on the Senior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Redemption Price, without interest.

                  (f)      Voting Rights.

                           (i) Except as otherwise required under Delaware law or as set forth in paragraphs (ii), (iii) and (iv) below and in paragraph (m) hereof, Holders of shares of Senior Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

                           (ii) So long as any shares of Senior Preferred Stock are outstanding, without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as a separate class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, the Company shall not:

                                    (A) authorize any class or series of Senior
         Securities or Parity Securities (except that, without the approval of the Holders of the Senior Preferred Stock, the Company may issue shares of Parity Securities in exchange for, or the proceeds of which are used to redeem or repurchase, any or all shares of Senior Preferred Stock or other Parity Securities then outstanding; provided, that (1) the aggregate liquidation preference of such Parity Securities shall not exceed the aggregate liquidation preference of, premium and accrued and unpaid dividends on, and expenses in connection with the refinancing of, the Senior Preferred Stock or Parity Securities so exchanged, redeemed or repurchased and (2) such Parity Securities shall not be mandatorily redeemable prior to July 15, 2007);

                                    (B) amend this Certificate of Designation so
         as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Senior Preferred Stock or authorize the issuance of any additional shares of Senior Preferred Stock;

                                    (C) amend or modify the indenture for the
         Exchange Notes (the "Exchange Notes Indenture") in the form as executed on the Issue Date; except that, without the approval of the Holders of the Senior Preferred Stock, the Company may amend the Exchange Notes Indenture immediately prior to the issuance of the Exchange Notes to conform Sections 4.3, 4.7, 4.8, 4.10, 4.11, 4.17, 4.18 and 5.1 to the
         corresponding sections of the indenture pursuant to which the Senior Notes were issued (or, if no Senior Notes are the outstanding, to the provisions of such indenture on the last interest payment date on which any Senior Notes were outstanding);

                           (iii) Except as set forth in paragraph (f)(ii), (1) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, or (2) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of Holders of Senior Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of Senior Preferred Stock;

                           (iv) If a Voting Rights Triggering Event occurs, (A) the number of directors constituting the Board of Directors shall be adjusted to permit the Holders of the majority of the then outstanding Senior Preferred Stock, voting as a separate class, to elect two directors and (B) Holders of a majority of the outstanding shares of Senior Preferred Stock, voting as a separate class, shall have the exclusive right to elect two directors at a meeting therefor called upon occurrence of such Voting Rights Triggering Event, and at every subsequent meeting at which the terms of office of the directors so elected expire, except as set forth below. The right of the Holders voting as a separate class to elect members of the Board of Directors shall continue (1) if such right arises due to a Dividend Default, until such time as all accumulated dividends that are in arrears on the Senior Preferred Stock are paid in full

         (and, in the case of dividends payable after July 15, 2003, are paid in cash); and (2) if such right arises due to any other Voting Rights Triggering Event, until such time as the Company remedies any such failure, breach or default, at which time the term of any directors elected pursuant to this paragraph shall terminate, subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any future Voting Rights Triggering Event. Any vacancy occurring in the office of a director elected by the Holders of shares of Senior Preferred Stock may be filled by the remaining director elected by the Holders unless and until such vacancy shall be filled by the Holders.

                           At any time after voting power to elect directors shall have become vested in the Holders, or if such voting power to elect directors is continuing and vacancies shall exist in the offices of directors elected by the Holders, a proper officer of the Company may, and upon the written request of the Holders of record of at least 20% of the shares of Senior Preferred Stock then outstanding addressed to the Secretary of the Company shall, call a special meeting of the Holders for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called within 20 days after personal service of said written request upon the Secretary of the Company, or within 20 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the Holders of record of at least 20% of the outstanding shares of Senior Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meeting of stockholders of the Company and shall be held at the place for holding the annual meeting of stockholders or such other place in the United States as shall be designated in such notice. Notwithstanding the provisions of this paragraph, no such special meeting shall be called if any such request is received fewer than 30 days before the date fixed for the next ensuing annual or special meeting of stockholders of the Company. Any Holder so designated shall have, and the Company shall provide, access to the lists of Holders for purposes of calling a meeting pursuant to the provisions of this paragraph.

                           At any meeting held for the purpose of electing directors at which the Holders shall have the right, voting as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding Senior Preferred Stock shall be required to constitute a quorum of such Senior Preferred Stock. In any case in which the Holders shall be entitled to vote pursuant to this paragraph
         (f) or pursuant to Delaware law, each Holder shall be entitled to one vote for each share of Senior Preferred Stock held.

                  (g)  Exchange.

                           (i) At any time after consummation of the Exchange Offer, the Company may at its option exchange all, but not less than all, of the then outstanding shares of Senior Preferred Stock into the Exchange Notes on any Dividend Payment Date, provided that on the date of such exchange (the "Exchange Date"):

                  (1) there shall be no contractual impediments to such exchange;

                  (2) there shall be legally available funds sufficient therefor (including, without limitation, legally available funds sufficient therefor under Sections 160 and 170 (or any successor provisions) of the Delaware General Corporation Law);

                  (3) either (x) a registration statement relating to the Exchange Notes shall have been declared effective under the Securities Act of 1933, as amended (the "Securities Act"), prior to such exchange and shall continue to be in effect on the date of such exchange or (y) the Company shall have obtained a written opinion of counsel of national prominence with regard to securities matters that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such Exchange Notes pursuant to such exchange made in accordance with such exemption, each holder (assuming such holder is not an Affiliate of the Company) thereof shall not be subject to any restrictions imposed by the Securities Act upon the resale thereof and such exemption is relied upon by the Company for such exchange;

                  (4) the Exchange Notes Indenture and the trustee thereunder shall have been qualified under the Trust Indenture Act of 1939, as amended;

                  (5) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Notes Indenture) would exist under the Exchange Notes Indenture; and

                  (6) the Company shall have delivered to the trustee under the Exchange Notes Indenture, for the benefit of the holders of the Exchange Notes, a written opinion of counsel, dated the date of exchange, regarding the satisfaction of the conditions set forth in clauses (1), (2), (3) and (4) and to the effect that (i) the Company has duly authorized, executed and delivered the Exchange Notes and the Exchange Notes Indenture, and (ii) the Exchange Notes and the Exchange Notes Indenture constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to customary exceptions and qualifications.

                           (ii) To exercise its option contained in paragraph
         (g)(i), the Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder, which notice shall state: (1) that the Company is exercising its option to exchange the Senior Preferred Stock for Exchange Notes pursuant to this Certificate of Designation;
         (2) the Exchange Date, which shall not be less than 30 days nor more than 60 days following the date on which the Exchange Notice is mailed;
         (3) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Senior Preferred Stock are to be surrendered for exchange, in the manner designated in the Exchange Notice, the certificate or certificates representing the shares of Senior Preferred Stock to be exchanged; (4) that dividends on the shares of Senior Preferred Stock to be exchanged shall cease to accrue on the Exchange Date whether or not certificates for shares of Senior Preferred Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Exchange Notes; and
         (5) that interest on the Exchange Notes shall accrue from the Exchange Date whether or not certificates for shares of Senior Preferred Stock are surrendered for exchange on the Exchange Date. If the Company delivers an Exchange Notice it shall use its best efforts to satisfy the conditions set forth in paragraph (g)(i).

                           (iii) Upon any such exchange, Exchange Notes shall be issued in exchange for Senior Preferred Stock, in registered form, without coupons, in an amount equal to the liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Exchange Date). Exchange Notes will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each Holder of Senior Preferred Stock will receive certificates representing the entire amount of Exchange Notes to which his shares of Senior Preferred Stock entitles him, provided that the Company may, at its option, pay cash in lieu of issuing Exchange Notes in a principal amount of less than $1,000. The Company shall cause the Exchange Notes to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Senior Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Company into Exchange Notes. The Company shall pay interest on the Exchange Notes at the rate and on the date or dates specified therein from the Exchange Date.

                           (iv) If the Exchange Notice has been mailed as aforesaid, before the Exchange Date (1) the Company shall duly execute and deliver the Exchange Notes Indenture and shall cause such indenture to be duly executed and delivered by the trustee thereunder, and (2) the Company shall duly execute all Exchange Notes necessary for such exchange and deliver such Exchange Notes to the Trustee with irrevocable instructions to authenticate the Exchange Notes necessary for such exchange. If the Company has complied with its covenants in this paragraph (g)(iv) and the conditions set forth in paragraph (g)(i) are satisfied, then on the Exchange Date, dividends shall cease to accrue on the outstanding shares of Senior Preferred Stock and all of the rights of the Holders as stockholders of the Company shall cease (except the right to receive Exchange Notes), and the Person or Persons entitled to receive the Exchange Notes issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Exchange Notes as of the Exchange Date.

                  (h)      Change of Control.

                           (i) Subject to paragraph (h)(iv), upon the occurrence of a Change of Control, each Holder of Senior Preferred Stock shall have the right to require the Company to purchase all or any part of such Holder's Senior Preferred Stock pursuant to an offer (an "Offer") at a purchase price equal to 101% of the liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date to the Change of Control Payment Date) (the "Change of Control Payment").

                           (ii) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (A) that an Offer is being made pursuant to this Certificate of Designation and that all shares of Senior Preferred Stock tendered shall be accepted for payment; (B) the purchase price and the purchase date (the "Change of Control Payment Date"), which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed; (C) that any shares of Senior Preferred Stock not tendered shall continue to accrue dividends in accordance with the terms of this Certificate of Designation; (D) that, unless the Company defaults in the payment of the Change of Control Payment, all shares of Senior Preferred Stock accepted for payment pursuant to the Offer shall cease to accrue dividends after the Change of Control Payment Date; and (E) a description of the procedures to be followed by such Holder in order to have its shares of Senior Preferred Stock repurchased.

                           (iii) On the Change of Control Payment Date, (A) the Company shall (1) accept for payment shares of Senior Preferred Stock tendered pursuant to the Offer and (2) promptly mail to each Holder of shares of Senior Preferred Stock so accepted payment in an amount equal to the purchase price for such shares and (B) unless the Company defaults in the payment for the shares of Senior Preferred Stock tendered pursuant to the Offer, dividends shall cease to accrue with respect to the shares of Senior Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Change of Control Payment Date.

                           (iv) The Company shall comply with Rule 14e-1 under the Exchange Act and any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of shares of Senior Preferred Stock in connection with a Change of Control.

                  (i) Conversion or Exchange. The Holders of shares of Senior Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.

                  (j) Preemptive Rights. No shares of Senior Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

                  (k) Reissuance of Senior Preferred Stock. Shares of Senior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable laws) have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Company, provided that any issuance of such shares as Senior Preferred Stock must be in compliance with the terms hereof.

                  (l) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

                  (m) Certain Additional Provisions.

                           (i) Merger or Consolidation. The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to, any other Person (any such consolidation, merger or sale being a "Disposition") unless: (A) if other than the Company, the successor corporation of such Disposition or the Person to which such Disposition (the "Successor Corporation") shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (B) the Senior Preferred Stock shall be converted into or exchanged for and shall become shares of such Successor Corporation, having substantially the same powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Senior Preferred Stock had immediately prior to such Disposition; (C) immediately after such Disposition, no Voting Rights Triggering Event shall have occurred and be continuing; (D) the Successor Corporation (1) shall have Consolidated Net Worth (immediately after the Disposition but prior to any purchase accounting adjustments resulting from the Disposition) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the Disposition, and (2) shall be permitted, at the time of such Disposition and after giving pro forma effect thereto as if such Disposition had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to Section 4.9(a) of the Indenture; and (E) prior to the consummation of any proposed Disposition, the Company shall have delivered to the transfer agent and registrar an officers' certificate and an opinion of counsel to the effect that such Disposition complies with the terms of this Certificate of Designation and that all conditions precedent to such Disposition have been satisfied.

                           For purposes of the foregoing, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                           (ii) Junior Payments. The Company shall not, directly or indirectly, (A) declare or pay any dividend or make any distribution on account of any Junior Securities (other than dividends or distributions payable in Junior Securities(other than Disqualified Stock), (B) purchase, redeem or otherwise acquire or retire for value any Junior Securities or (C) make any Restricted Investment (all such dividends, distributions, purchases, redemptions, acquisitions, retirements and Restricted Investments being collectively referred to as "Junior Payments"), if, at the time of such Junior Payment:

                                    (A) a Voting Rights Triggering Event shall
         have occurred and be continuing or would occur as a consequence thereof; or

                                    (B) any dividends on the Senior Preferred
         Stock payable on Dividend Payment Dates after July 15, 2003, have not been declared and paid in cash.

                           Notwithstanding the foregoing, this Certificate of Designation shall not prohibit as Junior Payments any Restricted Payment permitted under Section 4.7 of the Indenture.

                           (iii) Transactions with Affiliates. Neither the Company nor any of its Restricted Subsidiaries shall engage in any Affiliate Transaction prohibited by Section 4.11 of the Indenture.

                           (iv) Reports.

                  The Company shall deliver to the Holders at their addresses appearing on the stock books of the Company within 15 days after the time of filing with the Commission, copies of the reports, information and other documents (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and deliver to the Holders all such reports, information and other documents as it would be required to file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act; provided, that the Company shall not be in default of the provisions of this paragraph for any failure to file reports with the Commission solely by refusal by the Commission to accept the same for filing.

                  So long as is required for an offer or sale of the Senior Preferred Stock to qualify for an exemption under Rule 144A, the Company shall, upon request, provide the information required by clause (d)(4) thereunder to each Holder and to each prospective purchaser of Senior Preferred Stock identified by any Holder.

                  (n) Definitions. Capitalized terms used but not otherwise defined in this Certificate of Designation shall have the meaning given thereto in the Indenture. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Dividend Payment Date" means January 15, April 15, July 15 and October 15 of each year.

                  "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

                  "Exchange Date" means a date on which shares of Senior Preferred Stock are exchanged by the Company for Exchange Notes.

                  "Exchange Notes" means the Company's 13% Subordinated Notes due 2007 issued under the Exchange Notes Indenture pursuant to paragraph (g).

                  "Exchange Offer" shall have the meaning given to such term in the Registration Rights Agreements, dated the Issue Date, relating to the Preferred Stock.

                  "Holder" means a holder of shares of Senior Preferred Stock.

                  "Indenture" means the indenture, dated the Issue Date, between the Company and United States Trust Company of New York, as trustee, as in effect on the Issue Date.

                  "Initial Dividend Period" means the dividend period commencing on the Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

                  "Issue Date" means the date on which the Senior Preferred Stock is originally issued by the Company under this Certificate of Designation.

                  "Quarterly Dividend Period" shall mean the quarterly period commencing on each Dividend Payment Date and ending on the day before the following Dividend Payment Date.

                  "Redemption Date" with respect to any shares of Senior Preferred Stock, means the date on which such shares of Senior Preferred Stock are redeemed by the Company.

                  "Senior Notes" means the Company's 103/4% Senior Notes due 2006 issued under the Indenture.

                  "Voting Rights Triggering Event" shall be deemed to occur if
(1) dividends on the Senior Preferred Stock are in arrears and unpaid (and, in the case of dividends payable after July 15, 2003, are not paid in cash) for four consecutive Dividend Periods (a "Dividend Default"); (2) the Company fails to discharge any redemption obligation with respect to the Senior Preferred Stock when required, whether or not the Company is permitted to do so by the terms of any obligation of the Company; (3) the Company fails to make an Offer required to be made pursuant to paragraph (h), whether or not the Company is permitted to do so by the terms of any obligation of the Company; (4) the Company breaches or violates one of the provisions set forth in paragraph (m) hereof and the breach or violation continues for a period of 30 days or more; or (5) a default occurs on the obligation to pay principal of, interest on or any other payment obligation when due (a "Payment Default") at final maturity on one or more classes of Indebtedness of the Company or any Subsidiary, whether such Indebtedness exists on the Issue Date or is incurred thereafter, having individually or in the aggregate an outstanding principal amount of $10,000,000 or more, or any other Payment Default occurs on one or more such classes of Indebtedness having individually or in the aggregate an outstanding principal amount of $10,000,000 or more, and such class or classes of Indebtedness are declared due and payable prior to their respective maturities.

                  IN WITNESS WHEREOF, CLARK Material Handling Company has caused this Certificate of Designation to be signed by Dr. Martin M. Dorio, in his capacity as President and Chief Executive Officer and attested to by Joseph F. Lingg in his capacity as Assistant Secretary, on this 17th day of July 1998.


                                            CLARK MATERIAL HANDLING COMPANY


                                            By: /s/ Dr. Martin M. Dorio
                                               --------------------------------
                                                  Name:    Dr. Martin M. Dorio
                                                  Title:   President and Chief
                                                              Executive Officer



Attest:


By:  /s/ Joseph F. Lingg
     -----------------------------
      Name:    Joseph F. Lingg
      Title:   Assistant Secretary




(Corporate Seal)

     CERTIFICATE OF CORRECTION FILED TO CORRECT A CERTAIN ERROR IN THE CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF 13% SENIOR EXCHANGEABLE PREFERRED STOCK OF CLARK MATERIAL HANDLING COMPANY FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON JULY 17, 1998

         CLARK Material Handling Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"),

         DOES HEREBY CERTIFY:

         1. The name of the corporation is CLARK Material Handling Company.

         2. That a Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of 13% Senior Exchangeable Preferred Stock (the "Certificate of Designation") was filed by the Secretary of State of Delaware on July 17, 1998 and that said Certificate requires correction as permitted by
Section 103 of the General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said Certificate to be corrected is as follows:

                  Paragraph (c)(i) of the Certificate of Designation incorrectly states that dividends shall be payable commencing on January 15, 1999, instead of the correct date of October 15, 1998.

         4. Paragraph (c)(i) of the Certificate of Designation is corrected to read as follows:

                  (a)      Dividends.

                            (i) Holders of the outstanding shares of Senior
                  Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Senior Preferred Stock, at a rate per annum equal to 13% of the liquidation preference per share of the Senior Preferred Stock, computed on the basis of a 360-day year of twelve 30-day months. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Issue Date and shall be payable on each Dividend Payment Date, commencing on October 15, 1998, provided that if any dividend payable on any Dividend Payment Date on or before July 15, 2003 is not declared and paid in full in cash on such Dividend Payment Date, the amount payable as dividends on such Dividend Payment Date that is not paid in cash on such Dividend Payment Date shall be paid by the Company in additional fully paid and non-assessable shares (including fractional shares, if applicable) of Senior Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends (rounded to the nearest whole cent). After July 15, 2003, dividends shall be paid only in cash. Each distribution in the form of a dividend (whether in cash or in additional shares of Senior Preferred Stock) shall be payable to Holders of record as they appear on the stock books of the Company on such record dates, not less than 10 nor more than 60 days preceding the related Dividend Payment Date, as shall be fixed by the Board of Directors.

                  IN WITNESS WHEREOF, said Company has caused this Certificate to be signed by Joseph F. Lingg, its Vice President this 1st day of September, 1998.

                                       CLARK MATERIAL HANDLING COMPANY

                                       By:   /s/ Joseph F. Lingg
                                             -----------------------------------
                                             Name:    Joseph F. Lingg
                                             Title:   Vice President